                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires:  January 31, 2008
                                                      Estimated average burden
                                                      hours per response......14

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               Brightpoint, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

[BRIGHTPOINT LOGO]



APRIL 19, 2006


Dear Brightpoint, Inc. Shareholders:

         You are cordially invited to attend the 2006 Annual Meeting of Shareholders ("Annual Meeting") of Brightpoint, Inc. (the "Company") that will be held on Thursday, May 11, 2006, at 9:00 a.m. local time, at the Company's offices located at 501 Airtech Parkway, Plainfield, Indiana 46168.

         Your Board of Directors unanimously believes that the election of the nominees specified in the accompanying Proxy Statement as directors is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" such nominees. Further, your Board of Directors unanimously believes that ratifying the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2006 is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" such proposal.

         YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, PLEASE ENSURE YOU TAKE THE TIME TO CAST YOUR VOTE. YOU MAY VOTE BY RETURNING YOUR SIGNED PROXY CARD, BY TELEPHONE OR VIA THE INTERNET. WE APPRECIATE YOUR CONTINUED SUPPORT.

                                                     Sincerely yours,



                                                     Robert J. Laikin
                                                     Chairman of the Board and
                                                     Chief Executive Officer

[BRIGHTPOINT LOGO]


            -------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              OF BRIGHTPOINT, INC.
                        TO BE HELD THURSDAY, MAY 11, 2006
            -------------------------------------------------------

To the Shareholders of Brightpoint, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting ("Annual Meeting") of Shareholders of Brightpoint, Inc. (the "Company") will be held on Thursday, May 11, 2006, at 9:00 a.m. local time, at the Company's offices located at 501 Airtech Parkway, Plainfield, Indiana 46168 for the following purposes:

         1. To elect three (3) Class III directors to hold office until the Annual Meeting of Shareholders to be held in 2009 and until their successors have been duly elected and qualified;

         2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Presentations will be made after the foregoing business has been conducted at the Annual Meeting. A live webcast of the presentations, including audio and slides, can be accessed through the Investors section of the Company's website at www.brightpoint.com. A written report of the results of the Annual Meeting will be posted on the Company's website following the Annual Meeting.

         Only shareholders of record at the close of business on April 18, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. You may submit your proxy vote with the enclosed paper card or you can vote by telephone or via the Internet. Whether or not you attend the meeting it is important that your shares be represented and voted. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 59 Maiden Lane, New York, New York 10038.

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

Please fill in, date, sign and return the enclosed paper proxy card in the envelope provided for that purpose, which requires no postage if mailed in the United States. If you choose you may also vote by telephone or via the internet. Your proxy may be revoked at any time prior to exercise, and if you are present at the meeting you may, if you wish, revoke your proxy at that time and exercise the right to vote your shares personally.


                                   Notice of the Annual Meeting is hereby given, By Order of the Board of Directors,



                                   Steven E. Fivel
                                   Executive Vice President, General Counsel and Secretary

                                BRIGHTPOINT, INC.
                              2005 PROXY STATEMENT

                                                                                                                      PAGE
                                                                                                                      ----
GENERAL information.....................................................................................................1
OUTSTANDING STOCK AND VOTING RIGHTS.....................................................................................3
VOTING PROCEDURES AND PROXY INFORMATION.................................................................................3
   Voting by Telephone or via the Internet..............................................................................4
PROPOSAL I - TO ELECT THREE DIRECTORS TO SERVE UNTIL THE 2009 ANNUAL MEETING............................................4
CORPORATE GOVERNANCE....................................................................................................9
DIRECTOR INDEPENDENCE..................................................................................................10
MEETINGS OF DIRECTORS AND COMMITTEES...................................................................................10
BOARD COMMITTEES.......................................................................................................10
   The Corporate Governance and Nominating Committee...................................................................11
   The Compensation and Human Resources Committee......................................................................11
   The Audit Committee.................................................................................................12
   Report of Audit Committee...........................................................................................12
EXECUTIVE COMPENSATION.................................................................................................14
   Summary Compensation Table..........................................................................................14
   Option Grants in Last Fiscal Year...................................................................................17
   Aggregated Option Exercises and Fiscal Year-End Option Values.......................................................18
   Director Compensation...............................................................................................18
   2006 Board Compensation.............................................................................................19
   Executive Officer Employment and Severance Agreements...............................................................19
   Executive Equity Program and Bonus Plans............................................................................23
   Report of the Compensation and Human Resources Committee of the Board of Directors on Executive Compensation........24
   Compensation Committee Interlocks and Insider Participation.........................................................26
STOCK PERFORMANCE GRAPH................................................................................................27
VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..................................................28
   Equity Compensation Plans...........................................................................................30
CERTAIN TRANSACTIONS...................................................................................................31
PROPOSAL II - Ratification OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.........................31
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING..........................................................................34
   Section 16(a) Beneficial Ownership Reporting Compliance.............................................................35
OTHER INFORMATION......................................................................................................35

            -------------------------------------------------------
                                 PROXY STATEMENT
            -------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON THURSDAY, MAY 11, 2006

         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Brightpoint, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 11, 2006, at 9:00 a.m. local time, at the Company's offices located at 501 Airtech Parkway, Plainfield, Indiana 46168, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

         Management intends to mail this Proxy Statement and the accompanying form of proxy to shareholders on or about April 20, 2006.

                               GENERAL INFORMATION

         Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

         It is anticipated that all of the Company's Board of Directors and Executive Officers will be present at the Annual Meeting and that a presentation will be made after the conclusion of the business to be conducted at the Annual Meeting.

         The address and telephone number of the principal executive offices of the Company are: 501 Airtech Parkway, Plainfield, Indiana 46168, telephone number: (317) 707-2355.

         The following questions and answers provide important information about the Annual Meeting and this Proxy Statement:

Q.       What am I voting on?

A. (i) The election of three Class III directors (Kari-Pekka Wilska, Marisa E. Pratt and Jerre L. Stead), and (ii) ratifying the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

Q.       Who is entitled to vote?

A. Shareholders of record as of the close of business on April 18, 2006 (the "Record Date"), are entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of the Company's Common Stock held on the Record Date.

Q.       How do I vote?

A. You may sign and date each paper proxy card you receive and return it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf FOR all nominees for directors and all proposals as specified in the Proxy Statement.

You may also vote by telephone or via the Internet. See "Voting by Telephone or via the Internet" below for further details. Please note that there are separate telephone and Internet voting arrangements depending upon whether shares are registered in your name or in the name of a bank or broker.

Q.       How may I revoke or change my vote?

A.       You have the right to revoke your proxy any time before the meeting by
(i) notifying the Company's Secretary or (ii) returning a later-dated proxy. You may also revoke your proxy by voting in person at the Annual Meeting.

Q.       What does it mean if I receive more than one proxy card?

A. It may mean that you are the registered holder of shares in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. You may call American Stock Transfer & Trust Company at 1-800-937-5449 if you have any questions regarding the share information or your address appearing on the paper proxy card.

Q.       Who will count the votes?

A. A Senior Vice President of the Company will tabulate the votes and act as the independent inspector of election.

Q.       What constitutes a quorum?

A. A majority of the outstanding shares, present or represented by proxy, of the Company's Common Stock constitutes a quorum for the Annual Meeting. As of the Record Date 41,783,803 shares of the Company's Common Stock $.01 par value per share (the "Common Stock") were issued and outstanding.

Q.       How many votes are needed for the election of the directors?

A. The directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the three nominees receiving the highest number of votes will be elected as directors. Only votes cast for a nominee will be counted, except that a properly executed proxy that does not specify a vote with respect to the nominees will be voted for the three nominees whose names are printed on the proxy card (Kari-Pekka Wilska, Marisa E. Pratt and Jerre L. Stead). Abstentions and broker non-votes (as described below) will have no effect on the election of directors.

Q. How many votes are needed for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006?

A. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006. Broker non-votes will not be treated as entitled to vote on this matter and will therefore have no effect on the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.

Q.       What is a "broker non-vote"?

A. A "broker non-vote" occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the broker has not received instructions from the beneficial owners of how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions.

Q:       How may I communicate with the Board of Directors?

A:       The Board of Directors, through its Corporate Governance and Nominating
Committee, has established a process for shareholders to send communications to the Board of Directors. You may communicate with the Board of Directors individually or as a group by writing to: The Board of Directors of Brightpoint, Inc. c/o Corporate Secretary, 501 Airtech Parkway, Plainfield, Indiana 46168 or via e-mail: board.directors@brightpoint.com. You should identify your communication as being from a Brightpoint shareholder. The Corporate Secretary may require reasonable evidence that your communication or other submission is made by a Brightpoint shareholder before transmitting your communication to the Board of Directors.

                       OUTSTANDING STOCK AND VOTING RIGHTS

         Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 41,783,803 shares of Common Stock, the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                     VOTING PROCEDURES AND PROXY INFORMATION

         The proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

         The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders, will be borne by the Company. The Company has retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Annual Meeting at a cost of $8,500 plus reimbursement of reasonable out of pocket expenses. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and the Company may reimburse such persons for their expenses.

VOTING BY TELEPHONE OR VIA THE INTERNET

         For Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by American Stock Transfer & Trust Company for shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you already have been offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the ADP program must be received by 11:59 p.m. (EDT) on May 10, 2006. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

         For Shares Directly Registered in the Name of the Shareholder. Shareholders with shares registered directly with American Stock Transfer & Trust Company may vote telephonically by calling American Stock Transfer & Trust Company at 1-800-PROXIES (1-800-776-9437) or you may vote via the Internet at www.voteproxy.com.

         The telephone and Internet voting procedures are designed to authenticate shareholders identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. Shareholders voting via the Internet through either American Stock Transfer & Trust Company or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

                                  PROPOSAL I -

         TO ELECT THREE DIRECTORS TO SERVE UNTIL THE 2009 ANNUAL MEETING

         The Company's By-Laws provide that the Board of Directors of the Company is divided into three classes (Class I, Class II and Class III). At each Annual Meeting of shareholders, directors constituting one class are elected for a three-year term. At this year's Annual Meeting, three (3) Class III directors will be elected to hold office for a term expiring at the Annual Meeting of shareholders to be held in 2009. Based upon the review of and recommendation by the Company's Corporate Governance and Nominating Committee, the Board of Directors has nominated Kari-Pekka Wilska, Marisa E. Pratt and Jerre L. Stead to serve as Class III directors.

         Each of the directors will be elected to serve during his term until a successor is elected and qualified or until the director's earlier resignation or removal.

         At this year's Annual Meeting, the proxies granted by shareholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SPECIFIED BELOW.

         The following table sets forth the name, age and principal occupation of the nominees for election at this Annual Meeting and the length of continuous service as a director of the Company:

                              CLASS III DIRECTORS
     (NOMINEES TO BE ELECTED AS CLASS III DIRECTORS AT THE ANNUAL MEETING)
                             (Term Expires in 2009)


-----------------------------------------------------------------------------------------------------------------------------
NAME OF DIRECTOR                AGE     PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------------------------------------------------------------------------------------------------------------
Kari-Pekka Wilska               58      Kari-Pekka Wilska has been a director of the Company since November 2005. Since
                                        November 2005, Mr. Wilska has been a venture partner in Austin Ventures, a venture capital fund that focuses on investing in Texas. Mr. Wilska served in a variety of leadership positions in Nokia's U.S. mobile phone operations from 1993 to 2004, including as President of Nokia, Inc. (Nokia Americas) from 1999 to December 2004 and as President of Vertu Ltd., a subsidiary of Nokia, Inc. Since November 2004,
                                        Mr. Wilska has served as a director of Zarlink Semiconductor Inc., and from June
                                        2004, until its merger with American Tower Corporation in August 2005, Mr. Wilska served as a director of SpectraSite, Inc.
-----------------------------------------------------------------------------------------------------------------------------
Marisa E. Pratt                 41      Marisa E. Pratt has been a director of the Company since January 2003 and is currently a member of the Company's Audit Committee. Since 1991, Ms. Pratt has
                                        been employed by Eli Lilly in various finance and treasury related positions.
                                        Since October 2002, Ms. Pratt has been Vice President - Finance of Eli Lilly Canada.
-----------------------------------------------------------------------------------------------------------------------------
Jerre L. Stead                  63      Jerre L. Stead has been a director of the Company since June 2000 and currently serves as the Company's Lead Independent Director. Mr. Stead is a member of the
                                        Company's Compensation and Human Resources Committee and the Company's Corporate
                                        Governance and Nominating Committee. Since December 2000, Mr. Stead has been the
                                        Chairman of the Board of Directors and a director of IHS Inc. From August 1996 to
                                        June 2000, Mr. Stead served as Chairman of the Board and Chief Executive Officer of
                                        Ingram Micro Inc., a worldwide distributor of information technology products and services. Mr. Stead served as Chairman, President and Chief Executive Officer of
                                        Legent Corporation, a software development company from January 1995 until its sale in September 1995. From
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                        1993 to 1994, Mr. Stead was Executive Vice President of American Telephone and
                                        Telegraph Company, a telecommunications company, and Chairman and Chief Executive
                                        Officer of AT&T Global Information Solutions, a computer and communications company, formerly NCR Corp. Mr. Stead was President of AT&T Global Business
                                        Communications Systems, a communications company, from 1991 to 1993. Mr. Stead was
                                        Chairman, President and Chief Executive Officer from 1989 to 1991 and President from 1987 to 1989 of Square D Company, an industrial control and electrical distribution products company. In addition, he held numerous positions during a
                                        21-year career at Honeywell. Mr. Stead is a director of Mindspeed Technologies,
                                        Inc., Conexant Systems, Inc., Armstrong Holdings, Inc. and Mobility Electronics, Inc.
-----------------------------------------------------------------------------------------------------------------------------


         The following tables set forth similar information with respect to incumbent Class I and Class II directors who are not nominees for election at the Annual Meeting:

                                CLASS I DIRECTORS
                             (Term Expires in 2007)

------------------------------------------------------------------------------------------------------------------------------------
NAME OF DIRECTOR              AGE      PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
Eliza Hermann                 44       Eliza Hermann has been a director of the Company since January 2003 and is currently the
                                       Chairperson of the Company's Compensation and Human Resources Committee and a member of the
                                       Company's Corporate Governance and Nominating Committee. Since 1985, Ms. Hermann has been employed by BP plc where she has held a succession of international human resources, strategic planning and business development roles, and currently serves as the Vice President
                                       Human Resources Strategy.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
V. William Hunt               61        V. William Hunt has been a director of the Company since February 2004 and is a member of the Audit Committee. Mr. Hunt is Chairman of Hunt Capital Partners, LLC, a venture capital and consulting firm based in Indianapolis. Mr. Hunt serves on the boards of Breeze
                                        Industrial Products, Clarian Health Partners, RollCoater, Inc., My Health Care Manager and
                                        InProteo. Until August 2001, he was the Vice Chairman and President of ArvinMeritor Inc., a
                                        global supplier of a broad range of integrated systems, modules and components for light vehicle, commercial truck, trailer and specialty original equipment manufacturers (OEMs) and related after-markets. Prior to the July 2000 merger of Arvin Inc. and Meritor Automotive
                                        Inc., Mr. Hunt was Chairman and Chief Executive Officer of Arvin, a global manufacturer of automotive components, including exhaust systems, ride control products and air, oil and fuel filters. Mr. Hunt joined Arvin as counsel in 1976, became Vice President,
                                        Administration and Secretary in 1982; Executive Vice President in 1990; President in 1996;
                                        and Chief Executive Officer in 1998. A member of Arvin's board of directors since 1983, he was named Chairman in 1999. Before joining Arvin, Mr. Hunt practiced labor relations law in
                                        Indianapolis and served as labor counsel to TRW Automotive Worldwide.
------------------------------------------------------------------------------------------------------------------------------------
Stephen  H. Simon             40        Stephen H. Simon has been a director of the Company since April 1994 and is currently a member of the Company's Compensation and Human Resources Committee.  Mr. Simon has been
                                        President and Chief Executive Officer of Melvin Simon & Associates, Inc., a privately-held shopping center development company, since February 1997. From December 1993 until February
                                        1997, Mr. Simon was Director of Development for an affiliate of Simon Property Group, a publicly-held real estate investment trust. From November 1991 to December 1993, Mr. Simon was Development Manager of Melvin Simon & Associates, Inc. Mr. Simon is a director of
                                        Gracenote, Inc., Method Products, Inc. and Pacers Basketball Corporation.
------------------------------------------------------------------------------------------------------------------------------------

                               CLASS II DIRECTORS
                             (Term Expires in 2008)


------------------------------------------------------------------------------------------------------------------------------------
    NAME OF NOMINEE              AGE                        PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
Robert J. Laikin                 42            Robert J. Laikin, founder of the Company, has been a director of the Company since its inception in August 1989. Mr. Laikin has been Chairman of the Board and
                                               Chief Executive Officer of the Company since January 1994. Mr. Laikin was President of the Company from June 1992 until September 1996 and Vice President and Treasurer of the Company from August 1989 until May 1992. From July 1986 to December 1987, Mr.
                                               Laikin was Vice President and, from January 1988 to February 1993, President of
                                               Century Cellular Network, Inc., a company engaged in the retail sale of cellular telephones and accessories.
------------------------------------------------------------------------------------------------------------------------------------
Robert F. Wagner                 71            Robert F. Wagner has been a director of the Company since April 1994 and is currently a member of the Company's Compensation and Human Resources Committee. Mr. Wagner has
                                               been engaged in the practice of law with the firm of Lewis Wagner, LLP since 1973.
------------------------------------------------------------------------------------------------------------------------------------
Richard  W. Roedel               56            Richard W. Roedel has been a director and Chairman of the Company's Audit Committee since October 2002 and currently is a member of the Company's Corporate Governance and Nominating Committee. Mr. Roedel is a director and Chairman of the Audit
                                               Committee of Dade Behring Holdings, Inc., a medical diagnostics equipment and related product manufacturer and IHS Inc., a leading content provider servicing the technical and business information needs of engineering and energy companies. Mr. Roedel served in various capacities while with Take-Two Interactive Software, Inc. from October
                                               2002 to June 2005 including Chairman and Chief Executive Officer. Mr. Roedel is also a director of the Association of Audit Committee Members, Inc., a non-profit association of audit committee members. From 1999 to 2000, Mr. Roedel was Chairman and Chief Executive Officer of the accounting firm BDO Seidman LLP, the United States member firm of BDO International. Before becoming Chairman and Chief Executive
                                               Officer, he was the Managing Partner of BDO Seidman's New York Metropolitan Area from
                                               1994 to 1999, the Managing Partner of its Chicago office from 1990 to 1994 and an
                                               Audit Partner from 1985 to 1990. Mr. Roedel is a Certified Public Accountant.
------------------------------------------------------------------------------------------------------------------------------------

         Set forth below is a description of each of our Executive Officers:

         Robert J. Laikin, See Class II Directors.

         J. Mark Howell, age 41, has been President of the Company since September 1996 and Chief Operating Officer of the Company from August 1995 to April 16, 1998 and from July 16, 1998 to March 2003. He was Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of the Company from July 1994 until September 1996. From July 1992 until joining the Company, Mr. Howell was Corporate Controller for ADESA Corporation, a company that owns and operates automobile auctions in the United States and Canada. Prior thereto, Mr. Howell was an accountant with Ernst & Young LLP.

         Anthony Boor, age 43, has been the Company's Executive Vice President, Chief Financial Officer and Treasurer since October 2005. From June 2005 to October 2005, Mr. Boor had served as the Company's Acting Chief Financial Officer and Acting Principal Financial Officer. Since July 2001, Mr. Boor served as the Senior Vice President and Chief Financial Officer of Brightpoint Americas division. Mr. Boor was previously Vice President and Controller of Brightpoint North America L.P. from July 1999 to July 2001 and Director of Business Management of Brightpoint North America from August 1998 to July 1999. Prior to joining Brightpoint, Mr. Boor was employed in various financial positions with Macmillan Publishing, Day Dream, Inc., Ernst & Young, LLP, New Mexico State Fairgrounds and The Downs at Albuquerque, KPMG, LLP and Ernst & Whinney. Mr. Boor is a Certified Public Accountant.

         Steven E. Fivel, age 45, has been Executive Vice President, General Counsel and Secretary of the Company since January 1997. From December 1993 until January 1997, Mr. Fivel was an attorney with an affiliate of Simon Property Group, a publicly-held real estate investment trust. From February 1988 to December 1993, Mr. Fivel was an attorney with Melvin Simon & Associates, Inc., a privately-held shopping center development company.

         Vincent Donargo, age 45, has been the Company's Vice President, Chief Accounting Officer and Controller since September 2005. From 1998 to 2005, Mr. Donargo was the Strategic Business Unit Controller, Director of Finance and Corporate Controller of Aearo Company, a safety products manufacturing company. At Aearo, Mr. Donargo was responsible for accounting policies and procedures, monthly consolidations, quarterly and annual SEC filings internal and external audit and tax compliance activities. Prior to that, from 1990 to 1998, Mr. Donargo was employed in various financial positions with National Starch and Chemical Company, a specialty chemical manufacturing subsidiary of ICI Americas, Inc. Mr. Donargo is a Certified Public Accountant and a Certified Management Accountant.

                              CORPORATE GOVERNANCE

         The Board of Directors has adopted a set of Corporate Governance Principles ("Governance Principles") which are consistent with the Board's responsibility for management oversight. These Governance Principles are designed to strengthen the Company and protect the interests of the shareholders of the Company while helping to insure the continued vitality of the Board. Copies of these Governance Principles may be accessed at the Company's website, www.brightpoint.com.

         Highlights of the Company's Governance Principles include:

               o Requiring that the Board consist of a majority of Independent Directors and adopting a definition of Independent Director that is designed to help ensure that persons who serve as Independent Directors are truly independent;

               o Appointing a Lead Independent Director to act as a liaison between the Board and management;

               o Limiting the payment by the Company of compensation of the members of the Board to monies received for Board or Board Committee service;

               o Requiring the Chairperson of the Audit Committee to be a "Financial Expert";

               o Prohibiting Independent Directors or their family members from conducting business with the Company;

               o Establishing director compensation practices intended to align more closely the interests of the Independent Directors with the Company's shareholders; and

               o Encouraging the Independent Directors to meet in executive session.

                              DIRECTOR INDEPENDENCE

         The Board has determined that all of the Company's current Directors, with the exception of Mr. Laikin (the Company's Chairman of the Board and Chief Executive Officer) have met the independence requirements of the NASD Marketplace Rules applicable to companies whose securities are quoted on NASDAQ and the Company's Corporate Governance Principles. In making determinations regarding a Director's independence, the Board considers all relevant facts and circumstances, including the Director's commercial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may determine from time to time.

                      MEETINGS OF DIRECTORS AND COMMITTEES

         During the fiscal year ended December 31, 2005, the Board of Directors held seven (7) meetings. In addition, the Board took other action by unanimous written consent in lieu of a meeting. During 2005, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director. The Board of Directors and the Board Committees met regularly in executive sessions.

                                BOARD COMMITTEES

         The Board of Directors maintains an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation and Human Resources Committee. The Audit Committee, Corporate Governance and Nominating Committee and Compensation and Human Resources Committee are comprised solely of persons who meet the definition of an Independent Director under the Company's Governance Principles and NASD Marketplace Rules applicable to companies whose securities are quoted on NASDAQ. Each of these committees has adopted a charter, and each of the charters were filed as appendicies to the Company's Definitive Proxy Statement with respect to the annual meeting for the fiscal year ended December 31, 2004 and are available on the Company's website, www.brightpoint.com.

         On June 3, 2005, the Board of Directors formed a Finance Committee comprised of Richard W. Roedel, Chairperson of the Audit Committee; Jerre L. Stead, the Company's Lead Independent Director; and V. William Hunt, a member of the Audit Committee; to support the ongoing review and restructure of the Company's global finance organization. This Committee was dissolved upon the filing of the Company's Form 10-K for the year ended December 31, 2005 on March 2, 2006. The functions of each of the continuing Board Committees are described below:


         THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

         The Corporate Governance and Nominating Committee is responsible for developing and reviewing the effectiveness of the Company's corporate governance guidelines, recommending appropriate Board and Board Committee structures and membership, establishing procedures for the director nomination process and recommending nominees for election to the Board. In 2005, the Corporate Governance and Nominating Committee met nine (9) times. The Corporate Governance and Nominating Committee will consider qualified nominees for the Company's Board of Directors recommended by shareholders of the Company who follow the procedures set forth under the caption "Shareholder Proposals for Next Annual Meeting." The current members of the Corporate Governance and Nominating Committee are:

                           Jerre L. Stead, Chairperson
                                Richard W. Roedel
                                  Eliza Hermann

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

         The Compensation and Human Resources Committee has responsibility for approving the compensation policies of the Company, and for reviewing and recommending for approval by the Company's Board of Directors, all elements of compensation for the Company's officers and other highly compensated members of management. The Committee provides oversight of the administration of the Company's compensation program. The Committee also provides oversight of the administration of the issuance of the Company's securities under the Company's equity-based compensation plans and cash incentive and deferred compensation plans for the Company's executives. The Committee also has responsibility for reviewing the supplementary benefits paid to the Company's executive officers as well as retirement and other benefit and any special compensation. The Committee also reviews and recommends for approval by the Company's Board of Directors, executive employment agreements, severance agreements and change in control provisions for the Chief Executive Officer and other senior executives. The Committee also directs the succession planning process for the Company's Chief Executive Officer and other senior executives. The Committee provides oversight of the Company's global diversity activities, and reviews its Charter and evaluates its performance as a Committee on an annual basis.

         The Compensation and Human Resources Committee met eight (8) times in 2005. In addition, the Committee took action by unanimous written consent in lieu of a meeting. All Committee members participated in each meeting. The Committee has direct access to independent legal counsel and independent compensation consultants for survey data and other information as it deems appropriate, and utilized these independent counsel and consultants from time to time during the year.

         The current members of the Compensation and Human Resources Committee are:

                           Eliza Hermann, Chairperson
                                 Jerre L. Stead
                                Stephen H. Simon
                                Robert F. Wagner

THE AUDIT COMMITTEE

         The Audit Committee has the power to select and oversee the performance of the Company's independent registered public accountants and supervise the audit and financial procedures of the Company. During 2005, the Audit Committee held fourteen (14) meetings and also took action by unanimous consent in lieu of a meeting. The current members of the Audit Committee are:

                         Richard W. Roedel, Chairperson
                                 Marisa E. Pratt
                                 V. William Hunt

none of the Audit Committee are employees of the Company and each of whom meets the independence and financial literacy requirements under current NASD Marketplace Rules applicable to companies whose securities are quoted on NASDAQ. In addition, the Board of Directors of the Company has determined that Mr. Roedel is an "audit committee financial expert" as defined under Item 401(h) of Regulation S-K of the United States Securities and Exchange Commission.

REPORT OF AUDIT COMMITTEE

         The responsibilities of the Audit Committee are to oversee the Company's financial reporting process and internal audit function on behalf of the Board and to report the results of their activities to the Board. The Committee fulfills its responsibilities through periodic meetings with the Company's independent registered public accounting firm, internal auditors and members of management.

         Throughout the year the Audit Committee monitors matters related to the independence of Ernst & Young LLP, the Company's independent registered public accounting firm. As part of its monitoring activities, the Committee obtained a letter from Ernst & Young LLP, containing a description of all relationships between the independent registered public accounting firm and the Company. After reviewing the letter and discussing it with management, the Committee discussed with Ernst & Young LLP its overall relationship with the Company and any of those relationships described in the letter that could impact Ernst & Young LLP's objectivity and independence. Based on its continued monitoring activities and year-end review, the Committee has satisfied itself as to Ernst & Young LLP's independence. Ernst & Young LLP also has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the Federal securities laws and within the requirements of Independence Standard Board (ISB) Standard No. 1, Independence Discussion with Audit Committees.

         The Committee also discussed with management, the Company's internal auditors and its independent registered public accounting firm, the quality and adequacy of the Company's internal controls and the internal audit function's management, organization, responsibilities, budget and staffing. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope, and identification of audit risks.

         The Committee discussed and reviewed with the independent registered public accounting firm all matters required by auditing standards generally accepted in the United States of America, including those described in SAS 61, "Communication with Audit Committees." With and without management present, the Committee discussed and reviewed the results of the independent registered public accounting firm's examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

         The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2005 with management and the independent registered public accounting firm. Management has the responsibility for the preparation and integrity of the Company's financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee also reappointed Ernst & Young LLP as the Company's independent registered public accounting firm subject to shareholder ratification of such appointment.

                                           AUDIT COMMITTEE:
                                           Richard W. Roedel, Chairperson
                                           Marisa E. Pratt
                                           V. William Hunt

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table discloses for the periods presented the compensation for the person who served as our Chief Executive Officer and for each of our other executive officers (not including the Chief Executive Officer) whose total individual compensation exceeded $100,000 for our fiscal year ended December 31, 2005 (the "Named Executives").


                                                                                           Long-Term Compensation
                                                     Annual Compensation                           Awards
                                           ----------------------------------------    ------------------------------
                                                                                       Restricted Stock  Securities
                                                                      Other Annual*     and Restricted   Underlying     All Other
Name and Principal Position      Year    Salary          Bonus       Compensation(1)      Stock Units    Options(2)  Compensation(3)
------------------------------------------------------------------------------------------------------------------------------------
Robert J. Laikin                 2005   $705,000     $1,300,334          $ 8,938      $4,227,629(11)      75,027(18)       $    420
  Chairman of the Board and      2004   $670,000     $  201,000(8)       $ 6,500               -         225,000           $  5,872
  Chief Executive Officer        2003   $600,000     $  600,000          $ 6,000               -               -           $    420

J. Mark Howell                   2005   $420,000     $  807,173          $ 7,000      $2,113,220(12)      37,587(18)       $    380
  President                      2004   $410,000     $   61,500(8)       $ 6,500               -         112,500           $  2,760
                                 2003   $400,000     $  300,000          $ 3,000               -               -           $    378

Anthony W. Boor                  2005   $216,122(5)  $  255,000(9)       $ 4,300      $  189,375(13)      22,500(19)       $    324
  Executive Vice President,      2004          -              -                -               -           6,750
  Chief Financial Officer and    2003          -              -                -               -
  Treasurer

Steven E. Fivel                  2005   $350,000     $  430,220          $ 6,003      $1,098,873(14)      31,445(18)       $    420
  Executive Vice President,      2004   $335,000     $   50,250(8)       $ 5,942               -         112,500           $  3,045
  General Counsel and            2003   $325,000     $  243,750          $ 5,188               -               -           $    420
  Secretary

Vincent Donargo                  2005   $ 52,308(6)  $   30,000                -                          11,250(20)       $     87
  Vice President, Chief          2004          -              -                -               -
  Accounting Officer,            2003          -              -                -               -
  Controller

Frank Terence(4)                 2005   $239,167              -          $ 3,712      $  109,524(15)      36,710(21)       $275,701
  Former Executive Vice          2004   $410,000     $   61,500(8)       $ 3,117               -         112,500           $  3,850
  President, Chief Financial     2003   $350,000     $  262,500          $ 3,500               -               -           $    420
  Officer and Treasurer

Lisa M. Kelley(4)                2005   $113,438(7)           -          $ 4,892      $   47,618(16)      15,525(22)       $112,500
  Former Senior Vice President,  2004   $204,500     $   31,350(8)       $34,428(10)  $  154,980(17)      45,000           $  2,343
  Chief Accounting Officer,      2003   $100,000(4)  $   75,000          $11,287(10)           -          50,625           $    378
  Controller


-------------------

(1) Except as otherwise noted below, represents our matching contributions to the respective employee's 401(k) accounts and includes immaterial refunds of less than $5,000 per year from the 401(k) Plan paid in 2005, 2004 and 2003, relating to ERISA compliance testing for the years 2004, 2003 and 2002.

(2) All share amounts, values and exercise prices of options to purchase shares, restricted shares and Restricted Stock Units ("RSUs") have been adjusted to give effect to the 3 for 2 stock splits of our Common Stock effected in September and December of 2005.

(3) Includes expenses associated with company provided Group Term Life Insurance and physical examinations in 2004, separation payments of $239,167 for Mr. Terence and $112,500 to Ms. Kelley in 2005.

(4) Mr. Terence resigned as the Company's Executive Vice President, Chief Financial Officer and Treasurer in June 2005. Ms. Kelley joined the Company in July 2003. In June 2005, Ms. Kelley resigned as the Company's Senior Vice President, Corporate Controller and Chief Accounting Officer. In connection with their resignations, the Company entered into Separation and General Release Agreements with Mr. Terence and Ms. Kelley, which are further described in this Proxy Statement within "Executive Officer Employment and Severance Agreements".

(5) Mr. Boor was appointed as the Company's Executive Vice President, Chief Financial Officer and Treasurer in October 2005, at which time Mr. Boor's annual base salary was increased to $325,000. Prior to October 2005, Mr. Boor's annual base salary was $200,000.

(6) Mr. Donargo joined the Company in September 2005. Mr. Donargo's annual base salary for 2005 was $170,000.

(7) Ms. Kelley resigned from the Company in June 2005. At that time, her annual base salary was $225,000.

(8) In connection with the restatement of the Company's financial statements as of and for the year ended December 31, 2004, the Named Executives, on their own initiative, returned a portion of the 2004 bonuses previously paid to them in the aggregate amount of $1,013,400 as a result of certain financial targets relating to the 2004 bonus plan no longer having been met based upon the restated financial results.

(9) This amount includes $205,000 issued under the 2005 Bonus Plan, and an additional $50,000 cash bonus paid to Mr. Boor upon his appointment as the Company's Executive Vice President, Chief Financial Officer and Treasurer.

(10) Represents amounts paid for Ms. Kelley's moving and relocation costs during 2004 and 2003.

(11) Represents a grant of 450,000 shares restricted stock awarded under the 2004 Long-Term Incentive Plan (the "Plan"). These restricted shares vest in equal installments in each of the third, fifth and eighth anniversary of the grant date (April 7, 2005). Additionally, 27,350 RSUs were awarded to Mr. Laikin based on the achievement of certain pre-determined performance based goals for the Company as Other Stock Based Awards under the Plan. Each RSU represents a contingent right to receive one share of our Common Stock. These RSUs vest in three equal annual installments beginning with February 18, 2006, the first anniversary of the grant, subject to, and in accordance with the Plan and the RSU agreements entered into between the Company and the executive. The executive has no rights as a shareholder of the Company with respect to the RSUs, including the rights to vote and receive dividends and other distributions (except for adjustments if the number of outstanding shares of Common Stock is changed as a result of a stock dividend, stock split or the like without additional consideration to the Company), until delivery of certificates representing shares of Common Stock in satisfaction of the RSUs.

(12) Represents a grant of 225,000 shares of restricted stock under the 2004 Long-Term Incentive Plan. These restricted shares vest in equal installments in each of the third, fifth and eighth anniversary of the grant date (April 7, 2005). Additionally, 13,602 RSUs were awarded to Mr. Howell based on the achievement of certain pre-determined performance based goals for the Company as Other Stock Based Awards under the Plan. Each RSU represents a contingent right to receive one share of our Common Stock. These RSUs vest in three equal annual installments beginning with February 18, 2006, the first anniversary of the grant, subject to, and in accordance with the Plan and the RSU agreements entered into between the Company and the executive. The executive has no rights as a shareholder of the Company with respect to the RSUs, including the rights to vote and receive dividends and other distributions (except for adjustments if the number of outstanding shares of Common Stock is changed as a result of a stock dividend, stock split or the like without additional consideration to the Company), until delivery of certificates representing shares of Common Stock in satisfaction of the RSUs.

(13) Includes a grant of 7,500 RSUs awarded as Other Stock Based Awards under the Plan. These RSUs vest on October 17, 2008, the third anniversary of the date of grant, subject to, and in accordance with the RSU agreement between the Company and Mr. Boor. Additionally, 11,250 RSUs were awarded to Mr. Boor as Other Stock Based Awards under the Plan on June 2, 2005. These RSUs vest on June 2, 2009, the fourth anniversary of the date of grant, subject to, and in accordance with the RSU agreement between the Company and Mr. Boor. Each RSU represents a contingent right to receive one share of our Common Stock. Mr. Boor has no rights as a shareholder of the Company with respect to the RSUs, including the rights to vote and receive dividends and other distributions (except for adjustments if the number of outstanding shares of Common Stock is changed as a result of a stock dividend, stock split or the like without additional consideration to the Company), until delivery of certificates representing shares of Common Stock in satisfaction of the RSUs.

(14) Represents a grant of 112,500 shares of restricted stock under the Plan. These restricted shares vest in three equal installments in each of the third, fifth and eighth anniversary of the grant date (April 7, 2005). Additionally, 11,993 RSUs were awarded to Mr. Fivel based on the achievement of certain pre-determined performance based goals for the Company as Other Stock Based Awards under the 2004 Long-Term Stock Incentive Plan. Each RSU represents a contingent right to receive one share of our Common Stock. These RSUs vest in three equal annual installments beginning with February 18, 2006, the first anniversary of the grant, subject to, and in accordance with the Plan and the RSU agreements entered into between the Company and the executive. The executive has no rights as a shareholder of the Company with respect to the RSUs, including the rights to vote and receive dividends and other distributions (except for adjustments if the number of outstanding shares of Common Stock is changed as a result of a stock dividend, stock split or the like without additional consideration to the Company), until delivery of certificates representing shares of Common Stock in satisfaction of the RSUs.

(15) Represents a grant of 13,455 RSUs awarded as Other Stock Based Awards under the Plan. Each RSU represents a contingent right to receive one share of our Common Stock. These RSUs vest in three equal annual installments beginning with February 18, 2006, the first anniversary of the grant, subject to, and in accordance with the Plan and the RSU agreements entered into between the Company and the executive. The executive has no rights as a shareholder of the Company with respect to the RSUs, including the rights to vote and receive dividends and other distributions (except for adjustments if the number of outstanding shares of Common Stock is changed as a result of a stock dividend, stock split or the like without additional consideration to the Company), until delivery of certificates representing shares of Common Stock in satisfaction of the RSUs. Mr. Terence will forfeit 8,970 of these RSUs upon his Separation Date on April 22, 2006.

(16) Represents a grant of 27,000 RSUs awarded as Other Stock Based Awards under the Plan. Ms. Kelley forfeited these RSUs when she resigned in June 2005.

(17) Represents a grant of 5,850 RSUs awarded as Other Stock Based Awards under the Plan. Ms. Kelley forfeited these RSUs when she resigned in June 2005.

(18) The options to purchase such shares were granted to the executive on February 18, 2005 under the Plan. These grants were performance based options as further discussed in "Executive Equity Program and Bonus Plans". The options are exercisable as to one-third of the shares covered thereby on the first, second and third anniversaries of the date of grant. The exercise price is $8.14 per share.

(19) The options to purchase 22,500 shares were granted to Mr. Boor on February 7, 2005 under the Plan. The options are exercisable as to on-third of the shares covered thereby on the firs, second and third anniversaries of the date of grant. The exercise price is $8.98 per share

(20) The options to purchase 11,250 shares were granted to Mr. Donargo on September 21, 2005 under the Plan. The options are exercisable as to one-third of the shares covered thereby on the first, second and third anniversaries of the date of grant. The exercise price is $12.31 per share.

(21) The options to purchase such shares were granted on February 18, 2005 under the Plan. These grants were performance based options as further discussed in "Executive Equity Program and Bonus Plans". Mr. Terence will forfeit 24,473 of these options upon his Separation Date on April 22, 2006.

(22) The options to purchase such shares were granted on February 18, 2005 under the Plan. These grants were performance based options as further discussed in "Executive Equity Program and Bonus Plans". Ms. Kelley forfeited these options when she resigned in June 2005.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information with respect to individual stock options granted to each of the Named Executives during fiscal 2005 (adjusted to give effect to the 3 for 2 stock splits of our Common Stock effected in September and December of 2005):


                                              % OF TOTAL                                     POTENTIAL REALIZABLE VALUE
                                               OPTIONS                                       AT ASSUMED ANNUAL RATES OF
                                 SHARES       GRANTED TO                                     STOCK PRICE APPRECIATION
                               UNDERLYING     EMPLOYEES     EXERCISE                          FOR OPTION TERM ($) (4)
                                OPTIONS       IN FISCAL      PRICE      EXPIRATION           ---------------------------
      NAME                      GRANTED          YEAR        ($/SH)        DATE                  5%               10%
-------------------            ----------     ----------    --------    -----------          ---------------------------
Robert J. Laikin               75,027(1)         10.14%     $  8.14       2/18/10             $ 168,731        $ 372,851
J. Mark Howell                 37,587(1)          5.08%     $  8.14       2/18/10             $  84,561        $ 186,791
Steven E. Fivel                31,445(1)          4.25%     $  8.14       2/18/10             $  70,718        $ 156,268
Anthony W. Boor                22,500(2)          3.04%     $  8.98       2/07/10             $  55,823        $ 123,354
Vincent Donargo                11,250(3)          1.52%     $ 12.31       9/19/10             $  38,262        $  84,548
Frank Terence (5)              36,710(1)          4.96%     $  8.14       2/18/10             $  82,558        $ 182,432
Lisa M. Kelley (5)             15,525(1)          2.10%     $  8.14       2/18/10             $  34,915        $  77,152

---------------

(1) The options were granted on February 18, 2005 under our 2004 Long-Term Stock Incentive Plan. The options are exercisable as to one-third of the shares covered thereby on the first, second and third anniversaries of the date of grant. These grants were performance based options as further discussed in "Executive Equity Program and Bonus Plans". The number of performance based options granted represents the net number of options based on the satisfaction of 65% of the performance requirements.

(2) The options were granted on February 7, 2005 under our 2004 Long-Term Stock Incentive Plan. The options are exercisable as to one-third of the shares covered thereby on the first, second and third anniversaries of the date of grant.

(3) The options were granted on September 19, 2005 under our 2004 Long-Term Stock Incentive Plan. The options are exercisable as to one-third of the shares covered thereby on the first, second and third anniversaries of the date of grant.

(4) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming our Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

(5) Mr. Terence resigned as the Company's Executive Vice President, Chief Financial Officer, Treasurer and principal financial officer in June 2005. In June 2005, Ms. Kelley resigned as the Company's Senior Vice President, Corporate Controller and Chief Accounting Officer.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning each exercise of stock options by each of the Named Executives during the fiscal year ended December 31, 2005, and the value of unexercised stock options held by the Named Executives as of December 31, 2005 (adjusted to give effect to the 3 for 2 stock splits of our Common Stock effected in September and December of 2005):


                                                                 NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                                SHARES                        OPTIONS AT DECEMBER 31, 2005          DECEMBER 31, 2005 (1)
                               ACQUIRED      VALUE           -----------------------------      -------------------------------
NAME                         ON EXERCISE    REALIZED         EXERCISABLE     UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
----------------------       -----------  -----------        -----------     -------------      -----------       -------------
Robert J. Laikin               202,485    $ 2,312,694            354,639       225,027          $ 5,515,680         $ 2,378,529
J. Mark Howell                 229,279    $ 2,082,059            154,547       112,587          $ 2,378,407         $ 1,190,025
Steven E. Fivel                162,118    $ 1,580,405            100,779       106,445          $ 1,461,689         $ 1,126,456
Anthony W. Boor                 16,875    $   300,375              2,250        27,000          $    19,913         $   253,800
Vincent Donargo                      -              -                  -        11,250          $         -         $    69,525
Frank Terence                  326,782    $ 3,536,966                  -       111,710          $         -         $ 1,180,949
Lisa M. Kelley                  39,750    $   218,389                  -             -          $         -         $         -


--------------------

(1) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock.

DIRECTOR COMPENSATION

2005 BOARD OF DIRECTORS COMPENSATION

         For the fiscal year ended December 31, 2005, our non-employee directors ("Independent Directors") other than the Lead Independent Director, received (1) a $50,000 retainer that was received either (i) in the form of restricted shares of the Company's Common Stock ("Elective Awards"), (ii) a combination of cash and Elective Awards or (iii) all in cash, at the director's option, subject to the "Required Share Condition" described below; (2) 4,500 (split adjusted) restricted shares of the Company's Common Stock, which constitute "Annual Awards" under the Amended and Restated Independent Director Stock Compensation Plan (the "Director Stock Compensation Plan"); and (3) additional restricted shares of Common Stock (equal to the difference resulting from subtracting the grant-date value of the Annual Awards referred to in (2) above from $50,000) as additional Elective Awards under the Director Stock Compensation Plan. The Director Stock Compensation Plan, adopted in 2004 and approved by shareholders, provides that 2,025,000 (split adjusted) shares of our Common Stock be reserved for issuance to Independent Directors. In 2005, an aggregate of 72,422 restricted shares of Common Stock were granted to Independent Directors under the Director Stock Compensation Plan.

         For the fiscal year ended December 31, 2005, our Lead Independent Director received (1) a $100,000 cash retainer; (2) 4,500 (split adjusted) restricted shares of the Company's Common Stock which constitute Annual Awards under the Director Stock Compensation Plan; and (3) additional restricted shares of Common Stock (equal to the difference obtained by subtracting the grant-date value of the Annual Awards referred to in (2) above from $100,000) as additional Elective Awards under the Director Stock Compensation Plan.

         In 2005, the Corporate Governance and Nominating Committee chairperson, the Compensation and Human Resources Committee chairperson and Audit Committee chairperson received $20,000, $20,000 and $35,000 for services rendered in those roles. Members of the Audit Committee received annual payments of $10,000 for services rendered in their capacity as Audit Committee members.

         In June 2005 the Company granted the following compensation to Richard
W. Roedel in connection with his service as the Chairperson of the Finance Committee of the Board: (i) a cash payment of $7,500 per calendar month, effective as of April 1, 2005 through February, 2006, and (ii) an award of 4,500 shares (split adjusted) of Restricted Stock under the Company's 2004 Long-Term Stock Incentive Plan (the "Plan"). The Finance Committee was disbanded when the Company filed its Form 10-K for the fiscal year ended December 31, 2005 on March 2, 2006.

         In June 2005, the Company granted 4,500 shares of Restricted Stock under the Plan to V. William Hunt, in recognition of Mr. Hunt's outstanding service to the Company in the immediately preceding months.

         In 2004, the Board of Directors of the Company, upon the recommendation of the Corporate Governance and Nominating Committee, amended the "Required Share Condition" under the Company's Corporate Governance Principles, and thereby the Director Stock Compensation Plan, to increase the percentage of annual board compensation an Independent Director must receive in restricted stock, subject to the exceptions set forth below, from 30% to 50%. Under the Director Stock Compensation Plan, cash retainers are subject to the Required Share Condition and required to be received in the form of restricted shares of the Company's Common Stock unless the director to receive the retainer has holdings of Company Common Stock that meet the "Threshold Amount" as defined in the Director Stock Compensation Plan, in which case the director can elect to receive the additional compensation in cash or a combination of cash and restricted shares of the Company's Common Stock.

2006 BOARD COMPENSATION

         The Board compensation for 2006 will remain the same as the Board compensation for 2005, with the exception that the fee paid to the Compensation and Human Resources Committee chairperson will be increased from $20,000 to $30,000 for services rendered in that role.

EXECUTIVE OFFICER EMPLOYMENT AND SEVERANCE AGREEMENTS

         o AMENDMENTS TO EMPLOYMENT AND SEVERANCE AGREEMENTS

         The employment agreements in effect as of December 31, 2005 for Messrs. Laikin, Howell and Fivel are described below in the section entitled "Employment and Severance Agreements." These agreements were amended on April 7, 2005 in connection with changes to the employment and compensation arrangements for these executives; these changes establish retention incentives and limit the amount of severance pay the individuals may receive.

         On April 7, 2005, we entered into amendments to the employment agreements for Messrs. Laikin, Howell and Fivel. Pursuant to these amendments we codified the previously agreed 2005 annual base compensation for Mr. Laikin ($705,000), Mr. Howell ($420,000) and Mr. Fivel ($350,000). In addition, severance and change of control caps ("Severance Caps") were implemented with respect to the total value of the severance payments due upon the occurrence of a Change of Control (as defined below in "Employment and Severance Agreements"), or if (i) in breach of the applicable employment agreement, we terminate the employee's employment other than for disability or Cause, or (ii) the employee terminates his employment for Good Reason. Any accelerated vesting of annual equity awards upon a Change of Control will also count toward, and be subject to, the Severance Cap (the total of the severance payments and accelerated vesting the "Severance Total"). The amendments specifically exclude from the Severance Cap calculation any accelerated vesting of the 450,000, 225,000 and 112,500 shares of restricted stock granted to Messrs. Laikin, Howell and Fivel, respectively on April 7, 2005. Pursuant to the Severance Caps, the Severance Total may not exceed $9 million for Mr. Laikin, $4.5 million for Mr. Howell and $2.25 million for Mr. Fivel. Any gross-up payment designed to cover extra income or excise taxes owed by the employee if the severance payments or benefits paid are deemed to constitute "parachute payments" as defined in
Section 280G(b)(2) of the Internal Revenue Code of 1986, and any acceleration of the restricted stock granted to the employees on April 7, 2005, will not count toward or be subject to the Severance Cap. Other than as set forth above, the employment agreements for Messrs. Laikin, Howell and Fivel, remained the same as they were as of December 31, 2004, and are described below in the section entitled "Employment and Severance Agreements".

         In addition, on April 7, 2005, we entered into Supplemental Retirement Benefit Agreements ("Retirement Agreements") with each of Messrs. Laikin, Howell and Fivel and on January 19, 2006, the Company Amended and Restated these Retirement Agreements effective as of April 7, 2005. The Amended and Restated Retirement Agreements provide that we will implement a supplemental retirement benefit providing each executive with an additional payment. However, instead of being paid in the form of a single life annuity for the Executive's lifetime, the payments under the Amended and Restated Retirement Agreements will be made on an annual basis beginning at the Payment Start Date for a period of ten years or until the Executive's death, if earlier. If the executive's employment is terminated other than for cause, the Company shall pay the benefit beginning on the earlier of the Date of Termination as set forth in the Executive's respective Employment Agreement or Mr. Laikin's reaching age 50, Mr. Howell reaching age 53 or Mr. Fivel reaching age 55. The benefit is an annual payment equal to a certain percentage of average base salary and bonus based on the Executive's final five years of work, with such percentage not to be greater than 50%, but the Amended and Restated Retirement Agreements include caps on the amount of the annual benefits payable ("Cap Amount"). Such payments shall be paid for a ten-year period or, if earlier, through the date of the Executive's death. If the executive is terminated for cause, then the benefit would not commence until age 62.

         Assuming annual salary increases of 5% per year, the anticipated payments pursuant to the Amended and Restated Retirement Agreements would reach the Cap Amount and would be approximately $500,000 per year to Mr. Laikin commencing at age 50, $344,000 per year to Mr. Howell commencing upon age 53 and $229,000 per year to Mr. Fivel commencing upon age 55. Payment under the Retirement Agreements is contingent upon termination of service.

         o EMPLOYMENT AND SEVERANCE AGREEMENTS

         We have entered into five-year "evergreen" employment agreements with each of Messrs. Laikin and Howell, which are automatically renewable for successive one-year periods and provide for an annual base compensation in 2006 of $750,000 and $455,000 respectively, and such bonuses as the Board of Directors may from time to time determine. If we provide the employee with notice that we desire to terminate the agreement or terminate the agreement without cause, there is a final five-year term commencing on the date of such notice. The employment agreements provide for employment on a full-time basis and contain a provision that the employee will not compete or engage in a business competitive with our business during the term of the employment agreement and for a period of two years thereafter. The employment agreements also provide that, subject to the Severance Caps described in "Amendments to Employment and Severance Agreements", if the employee's employment is terminated by the employee, without Good Reason, as defined, within 12 months after a "change of control," or if prior to and not as a result of a change of control, the employee's employment is terminated either by the employee for Good Reason or by us other than for disability or Cause, as defined, the employee will be entitled to receive severance pay equal to the highest of (a) $2,250,000 for Mr. Laikin and $1,625,000 for Mr. Howell or (b) five times the total compensation (including salary, bonus and the value of all perquisites) received from us during the twelve months prior to the date of termination. If after or as a result of a change of control, the employee's employment is terminated either by the employee for Good Reason or by us other than for disability or Cause, the employee will be entitled to receive severance pay equal to ten times the total compensation (including salary, bonus, the value of all perquisites and the value of all stock options granted to the employee) received from us during the twelve months prior to the date of termination. In addition, (a) upon the occurrence of a change of control, (b) if in breach of the agreement, we terminate the employee's employment other than for disability or Cause, or (c) if the employee terminates his employment for Good Reason at any time, the vesting of all options granted to the employee will be accelerated so that the options become immediately exercisable. For purposes of such agreements, a "change of control" shall be deemed to occur, unless previously consented to in writing by the respective employee, upon (i) individuals who constituted our then current Board of Directors ceasing to constitute a majority of the Board of Directors, (ii) subject to certain specified exceptions, the acquisition of beneficial ownership of 15% or more of our voting securities by any person or entity not affiliated with the respective employee or us, (iii) the commencement of a proxy contest against management for the election of a majority of our Board of Directors if the group conducting the proxy contest owns, has or gains the power to vote at least 15% of our voting securities, (iv) the consummation under certain conditions by us of a reorganization, merger or consolidation or sale of all or substantially all of our assets to any person or entity not affiliated with the respective employee or us, or (v) our complete liquidation or dissolution.

         In addition, we have entered into a three-year "evergreen" employment agreement with Mr. Fivel, which is automatically renewable for successive one-year periods and provides for an annual base compensation in 2006 of $360,000, and such bonuses as the Board of Directors may from time to time determine. If we provide the employee with notice that we desire to terminate the agreement without Cause, there is a final three-year term commencing on the date of such notice. The employment agreement provides otherwise for substantially the same terms as the employment agreements described above, except that, subject to the Severance Cap described in "Amendments to Employment and Severance Agreements", if the employee's employment is terminated by the employee, without Good Reason, as defined, within 12 months after a "change of control," or if prior to and not as a result of a change of control, the employee's employment is terminated either by the employee for Good Reason or by us other than for disability or Cause, as defined, the employee will be entitled to receive the highest of (a) $825,000 or (b) three times the total compensation (including salary, bonus and the value of all perquisites ) received from us during the twelve months prior to the date of termination. If after or as a result of a change of control, the employee's employment is terminated either by the employee for Good Reason or by us other than for disability or Cause, the employee will be entitled to receive severance pay equal to six times the compensation (including, salary, bonus, and the value of all perquisites and the value of all stock options granted to the employee) received or earned from us during the twelve months prior to the date of termination. In addition, (a) upon the occurrence of a change of control, (b) if in breach of the agreement, we terminate the employee's employment other than for disability or Cause, or (c) if the employee terminates his employment for Good Reason at any time, the vesting of all options granted to the employee will be accelerated so that the options become immediately exercisable.

         We have also entered into a three-year "evergreen" employment agreement with Mr. Boor which is automatically renewable for successive one-year periods and provides for an annual base compensation in 2006 of $325,000 and such bonuses as the Board of Directors or the Compensation and Human Resources Committee of the Board of Directors may from time to time determine. The employment agreement provides for employment on a full-time basis and contains a provision that the employee will not compete or engage in a business competitive with the Registrant's business during the term of the employment agreement and for a period of two years thereafter. The employment agreement also provides that if the employee's employment is terminated by the employee, without Good Reason, as defined, within 12 months after a "change of control," or if prior to and not as a result of a change of control, the employee's employment is terminated either by the employee for Good Reason or by the Registrant other than for disability or Cause, as defined, the employee will be entitled to receive severance pay equal to 2.99 times his annual base compensation (excluding any bonus and the value of all perquisites) received from the Registrant during the twelve months prior to the date of termination. For purposes of such agreement, a "change of control" shall be deemed to occur, unless previously consented to in writing by the employee, upon (i) individuals who constituted the Registrant's then current Board of Directors ceasing to constitute a majority of the Board of Directors, (ii) subject to certain specified exceptions, the acquisition of beneficial ownership of 15% or more of the Registrant's voting securities by any person or entity not affiliated with the employee or the Registrant, (iii) the commencement of a proxy contest against management for the election of a majority of the Registrant's Board of Directors if the group conducting the proxy contest owns, has or gains the power to vote at least 15% of the Registrant's voting securities, (iv) the consummation under certain conditions by the Registrant of a reorganization, merger or consolidation or sale of all or substantially all of its assets to any person or entity not affiliated with the employee or the Registrant, or (v) the Registrant's complete liquidation or dissolution. In addition, (a) upon the occurrence of a change of control, (b) if in breach of the agreement, the Registrant terminates the employee's employment other than for disability or Cause, or (c) if the employee terminates his employment for Good Reason at any time, the vesting of all options granted to the employee will be accelerated so that the options become immediately exercisable.

         We entered into a Separation and General Release Agreement (the "Separation Agreement") as of June 30, 2005 with Frank Terence, our former Executive Vice President, Chief Financial Officer and Treasurer, after Mr. Terence's resignation. This Separation Agreement, results in the termination of Mr. Terence's Employment Agreement with us. Under the terms of the Separation Agreement, we will retain Mr. Terence in our employ, with disability status, through April 22, 2006 (the "Separation Date"). In addition, the Separation Agreement provides that Mr. Terence will receive $1,000 per month through the Separation Date and a one-time payment of $275,333. Mr. Terence's options and restricted stock unit awards will continue to vest through the Separation Date and be exercisable in accordance with the terms of the plans under which they were granted and the terms of his respective option and restricted stock unit agreements. The Separation Agreement contains the same confidentiality and non-disclosure provisions as his Employment Agreement, but does not contain non-competition or non-solicitation provisions.

         We entered into a Separation and General Release Agreement (the "Separation Agreement") as of June 3, 2005 with Lisa Kelley, our former Senior Vice President, Chief Accounting Officer, Controller, after Ms. Kelley's resignation. This Separation Agreement resulted in the termination of Ms. Kelley's Employment Agreement with us. Under the terms of the Separation Agreement, Ms. Kelley was relieved of all regular duties and responsibilities after June 3, 2005. In addition, Ms. Kelley received a one-time separation payment in the amount of $112,500.

         We have entered into a letter agreement with Mr. Donargo pursuant to which he will receive an annual base salary of $180,000. In addition to his base salary, in 2006, Mr. Donargo will be eligible to participate in the Company's Executive Bonus Plan, through which he will be eligible to receive a bonus of up to 50% of his base salary. Mr. Donargo will be eligible for coverage under the benefit plans provided to employees, such as medical, dental and life insurance and will be permitted to participate in the Company's 401(k) Plan. Mr. Donargo also received a grant of 7,500 options to purchase Common stock on September 19, 2005.

EXECUTIVE EQUITY PROGRAM AND BONUS PLANS

         2005:

         In connection with its administration of the Company's 2004 Long-Term Incentive Plan (the "Plan"), and in furtherance of the goals of the Plan, the Compensation and Human Resources Committee adopted a program (the "2005 Executive Equity Program") pursuant to which, on February 18, 2005, the Company's executive officers, including its Chief Executive Officer, were granted performance based restricted stock units and stock options. The Company's performance as measured against certain previously approved performance goals resulted in the satisfaction of 65% of the performance requirements and the corresponding percentage of grants made pursuant to the Executive Equity Program were earned. Those RSUs and options no longer subject to forfeiture for performance vest in three equal annual installments beginning with February 18, 2006, the first anniversary of the grant, subject to, and in accordance with the Plan and the option and RSU agreements entered into between the Company and the grantee.

         The Committee established a 2005 cash award bonus program for executive officers, which was based upon certain pre-established performance targets for:
(i) income from continuing operations, (ii) return on investment capital, and
(iii) certain strategic objectives approved by the Committee. If all of these targets were reached, Mr. Laikin, the Chief Executive Officer was entitled to receive a cash bonus equal to 100% of his base salary and each of the executive officers and certain key employees were entitled to receive a cash bonus equal to 50% of their respective base salaries as a bonus. Based upon the Company's performance against these previously approved performance goals, the Committee determined that 65% of the performance objectives were earned and each Executive was eligible to receive the corresponding percentage of his or her target bonus potential. In addition, the Committee, exercised its discretion to approve discretionary bonuses for the Chief Executive Officer, certain other executives and key employees.

         2006:

         In connection with its administration of the Plan, pursuant to the Plan, and in furtherance of the goals of the Plan, the Compensation and Human Resources Committee adopted a program (the "2006 Executive Equity Program") pursuant to which, on February 6, 2006, the Company's executive officers, including is Chief Executive Officer, were granted performance based restricted stock units. The Plan grants made pursuant to the 2006 Executive Equity Program are subject to forfeiture, in whole or in part, prior to the first anniversary of the grant if the Company does not achieve certain pre-established performance goals for (i) income from continuing operations (up to 50%) (ii) certain strategic objectives approved by the Committee (up to 50%). If any or all of the performance goals are not achieved, then the corresponding percentage of the RSUs granted will be forfeited. Those RSUs no longer subject to forfeiture vest in three equal annual installments beginning with the first anniversary of the grant, subject to, and in accordance with the Plan and the RSU agreements entered into between the Company and the grantee.

         The Compensation and Human Resources Committee has established a 2006 cash award bonus program for the Company's executive officers, including its Chief Executive Officer, which is based upon certain pre-established performance goals for: (i) income from continuing operations (up to 50%) and (ii) certain strategic objectives approved by the Committee (up to 50%). If all of these targets are reached, Mr. Laikin, the Company's Chief Executive Officer, will receive a cash bonus up to 100% of his base salary and each of the other executive officers will receive a cash bonus up to 50% of their respective base salaries as a bonus. If only certain of the targets are reached then the executive officers, including the Chief Executive Officer, would be entitled to receive the corresponding percentage of their potential bonus under the program. The Compensation and Human Resources Committee retains discretion to increase an award based on individual and Company performance.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Compensation and Human Resources Committee (the "Committee"), subject to the approval of the Board of Directors, determines the compensation of the Company's executive officers, including the Chief Executive Officer, and oversees the administration of all executive compensation programs. As noted above, the compensation policy of the Company is determined by the Compensation and Human Resources Committee, which periodically reviews trends in compensation practices. The executive compensation policy for the Company was reviewed and approved during 2005 as follows:

         Brightpoint offers executive compensation programs that align individuals' financial incentives with our strategic direction and corporate values. Our programs are designed to attract and retain key talent needed to grow and manage our business and enhance shareholder value. Our executive compensation program includes cash (base pay and short term incentive) and non-cash (equity) components. These programs aim to provide our executives with:

         o Base pay in the aggregate at the median of the relevant external market comparator group,
         o An opportunity for total cash to significantly exceed the market median when exceptional individual and business performance is achieved, and
         o Equity to ensure alignment of individual performance with long term shareholder value and business objectives.

         To put this policy into practice, the Committee reviews total compensation survey data provided by independent consultants. In 2005 the Committee updated the external comparator data in order to focus on those companies which either participate in the Company's industry, or operate in a related industry and are of a comparable size and scope of operations. The Committee has reviewed all components of compensation of the Company's executives, including that of the Chief Executive Officer, and conducted all of its deliberations and made its determinations directly in keeping with both our stated compensation policy as above and with this external comparator data.

         Base Salary. The base salaries of the Company's executives, including the Chief Executive Officer, are determined taking into account the median of the comparator data set which reflects the external labor market for comparable positions, and by relative individual job performance. An executive's salary will also vary within this framework based on responsibilities, experience, and leadership behaviors. A relatively greater emphasis is placed on the variable (short and long term incentive) components of compensation so as to put a greater portion of total pay "at risk" based on Company and individual performance. Fiscal 2005 and previous base salary data for the Company's Named Executives is shown in the "Summary Compensation Table" on page 14.

         Short Term Incentives - Bonuses. Bonuses for the Company's executive officers, including the Chief Executive Officer, in 2005 were awarded based on predetermined targets and metrics related to the Company's income from continuing operations, return on invested capital, and key strategic objectives. In addition, the Committee awarded to the executive officers, including the Chief Executive Officer, additional ("Discretionary") bonuses based on the Company's performance. The 2005 Discretionary bonuses were paid based on individual and Company performance. The total bonuses awarded to the Company's executive officers with respect to fiscal 2005 are set forth in the "Summary Compensation Table" on page 14.

         In connection with the restatement of the Company's financial statements as of and for the year ended December 31, 2004, the Named Executives, on their own initiative, returned a portion of the 2004 bonuses previously paid to them in the aggregate amount of $1,013,400 as a result of certain financial targets relating to the 2004 bonus plan no longer having been met based upon the restated financial results.


         Long Term Incentives - Equity (Stock Options and Restricted Stock). These equity awards under the Company's Long-Term Incentive Plan or other stock option plans are intended to align the interests of the executives with those of the Company's shareholders. The size and grant of actual awards during 2005 was determined by the Compensation and Human Resources Committee, taking into account Company performance and total compensation comparator data using the data set referred to above. The current share ownership for all executive officers is shown in "Voting Security Ownership of Certain Beneficial Owners and Management" on page 28.


                                    COMPENSATION AND HUMAN RESOURCES COMMITTEE:
                                    Eliza Hermann, Chairperson
                                    Jerre L. Stead
                                    Stephen H. Simon
                                    Robert F. Wagner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 2005, our Board of Directors, which currently includes Mr. Laikin, neither modified nor rejected any recommendations of the Compensation and Human Resources Committee. Also during the fiscal year ended December 31, 2005, none of our executive officers served on the board of directors or the compensation committee of any other company any of whose executive officers serve on our Board of Directors or our Compensation and Human Resources Committee.

                             STOCK PERFORMANCE GRAPH

         The following line graph compares, from December 31, 2000 through December 31, 2005, the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the stocks comprising the S&P SmallCap 600 Index(1) NASDAQ Market Value Index and the Hemscott Group Index (previously known as the Coredata Group Index) ("Hemscott Group Index"). The comparison assumes $100 was invested on December 31, 2000 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of all cash dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon share price appreciation and not upon reinvestment of cash dividends. Historical share price is not necessarily indicative of future stock price performance.



                    COMPARED 5-YEAR CUMULATIVE TOTAL RETURN
                            AMONG BRIGHTPOINT, INC.,
                  NASDAQ MARKET INDEX AND HEMSCOTT GROUP INDEX



                              [PERFORMANCE GRAPH]

                         12/31/2000  12/31/2001  12/31/2002  12/31/2003  12/31/2004  12/31/2005
                         ----------  ----------  ----------  ----------  ----------  ----------
BRIGHTPOINT, INC.          100.00       89.71       32.25      158.26      179.27      381.42
HEMSCOTT GROUP INDEX       100.00       98.94       74.42      100.38      124.04      147.77
NASDAQ MARKET INDEX        100.00       79.71       55.60       83.60       90.63       92.62
S&P SMALLCAP 600 INDEX     100.00      106.54       90.95      126.23      154.82      166.71


(1)  THE COMPANY WAS ADDED TO THE S&P SMALLCAP 600 INDEX ON DECEMBER 1, 2005.

      VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date, based on information obtained from the persons named below, (i) by each person known by us to own beneficially more than five percent of our Common Stock, (ii) by each of the Named Executives, (iii) by each of our directors, and (iv) by all of our executive officers and directors as a group:


                                                                           AMOUNT AND
                                                                           NATURE OF                     PERCENTAGE OF
                                                                           BENEFICIAL                    OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                   OWNERSHIP (2)                 SHARES OWNED
----------------------------------------                                   ----------                    ------------
Barclays  Global Investors, NA(3)....................................      2,703,959                       6.5
LSV Asset Management (4).............................................      2,294,651                       5.5
Robert J. Laikin (5).................................................        732,540                       1.7
J. Mark Howell (6)...................................................        293,896                        *
Steven E. Fivel (7)..................................................        150,362                        *
Jerre L. Stead (8)...................................................         72,644                        *
Richard W. Roedel (9)................................................         77,199                        *
Robert F. Wagner (10)................................................         34,571                        *
Stephen H. Simon (11)................................................         23,761                        *
V. William Hunt (12).................................................         32,617                        *
Marisa E. Pratt (13).................................................         23,268                        *
Eliza Hermann (14)...................................................         23,199                        *
Anthony W. Boor (15).................................................         12,000                        *
Kari-Pekka Wilska (16)...............................................          9,255                        *
Vincent Donargo (17).................................................              -                        *
Frank Terence (18) ..................................................              -                        *
Lisa M. Kelley (18)..................................................              -                        *
All executive officers and directors
as a group (fifteen persons) (19)....................................      1,485,402                       3.5

----------------------

*    Less than 1%.

(1) The address for each of such individuals, unless specified otherwise in a subsequent footnote, is in care of Brightpoint, Inc., 501 Airtech Parkway, Plainfield, Indiana 46168.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or other rights to acquire securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the Record Date have been exercised. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. All share amounts reflected in this table have been adjusted to give effect, as applicable, to

     (i) a 3 for 2 stock split of the Company's Common Stock effected in the form of a 50% stock dividend that was paid on 9/15/2005 to holders of record on 8/31/2005; and (ii) a 3 for 2 stock split of the Company's Common Stock effected in the form of a 50% stock dividend that was paid on 12/30/2005 to holders of record on 12/16/2005.

(3) Based solely on a Schedule 13F filed with the United States Securities and Exchange Commission by Barclays Global Investors, NA. The address of Barclays Global Investors, NA is 45 Freemont Street, San Francisco, CA 94105.

(4) Based solely on a Schedule 13G filed with the United States Securities and Exchange Commission by LSV Asset Management. The address of LSV Asset Management is 1 N. Wacker Drive, Suite 4000, Chicago, IL 60606.


(5) Includes 244,648 shares underlying options that are exercisable within 60 days of the Record Date. Includes 460,000 shares of restricted stock awarded under the 2004 Long-Term Stock Incentive Plan. Includes 27,892 shares owned by Mr. Laikin. Does not include options to purchase 125,018 shares. Does not include 60,635 Restricted Stock Units.

(6) Includes 65,932 shares underlying options that are exercisable within 60 days of the Record Date. Includes 225,000 shares of restricted stock awarded to J. Mark Howell under the 2004 Long-Term Stock Incentive Plan. Includes 2,681 shares owned by Mr. Howell. Includes 373 shares allocated from the 401(k). Does not include options to purchase 62,558 shares. Does not include 29,647 Restricted Stock Units.

(7) Includes 29,232 shares underlying options that are exercisable within 60 days of the Record Date. Includes 112,500 shares of restricted stock awarded under the 2004 Long-Term Incentive Plan. Includes 8,143 shares owned by Mr. Fivel. Includes 487 shares allocated from the 401(k). Does not include options to purchase 58,463 shares. Does not include 24,277 Restricted Stock Units.

(8) Includes (i) 45,812 shares beneficially owned by Mr. Stead, which shares are owned of record by JMJS Group LLP, (ii) 5,298 shares underlying options that are exercisable within 60 days of the Record Date, (iii) 18,645 shares of restricted stock granted under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan, and (iv) 2,889 shares owned by Mr. Stead.

(9) Includes 50,625 shares underlying options, which are exercisable within 60 days of the Record Date. Includes 3,375 shares owned by Mr. Roedel and 23,199 shares of restricted stock under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(10) Includes (i) 17,138 shares held by Robert F. Wagner and Patricia D. Wagner, and (ii) 17,433 shares of restricted stock under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan. Does not include 175 shares held in a joint account by Mr. Wagner and his emancipated son, of which shares Mr. Wagner disclaims beneficial ownership,

(11) Includes 3,616 shares owned by Mr. Simon and 20,145 shares of restricted stock under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(12) Represents 4,500 shares and 28,117 shares of restricted stock owned by Mr. Hunt under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(13) Represents 69 shares and 23,199 shares of restricted stock owned by Ms. Pratt under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(14) Represents 23,199 shares of restricted stock owned by Ms. Hermann under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(15) Represents 12,000 shares underlying options, which are exercisable within 60 days of the Record Date. Does not include options to purchase 17,250 shares. Does not include 34,580 Restricted Stock Units.

(16) Represents 9,255 shares of restricted stock owned by Mr. Wilska under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(17) Does not include options to purchase 11,250 shares. Does not include 4,071 Restricted Stock Units

(18) Mr. Terence resigned as the Company's Executive Vice President, Chief Financial Officer and Treasurer in June 2005. In June 2005, Ms. Kelley resigned as the Company's Senior Vice President, Corporate Controller and Chief Accounting Officer. In connection with their resignations, the Company entered into Separation and General Release Agreements with Mr. Terence and Ms. Kelley, which are further described in "Executive Officer Employment and Severance Agreements". Does not include 8,970 Restricted Stock Units that will be forfeited by Mr. Terence upon his Separation Date on April 22, 2006.

(19) Includes an aggregate of 407,735 shares underlying options, which are exercisable within 60 days of the Record Date, including those listed in notes (4) through (16), above. Does not include options to purchase an aggregate of 274,539 shares. Does not include 153,210 Restricted Stock Units.

EQUITY COMPENSATION PLANS


   THE FOLLOWING TABLE PROVIDES CERTAIN INFORMATION WITH RESPECT TO ALL OF THE
     COMPANY'S EQUITY COMPENSATION PLANS IN EFFECT AS OF DECEMBER 31, 2005.


                                                Number of securities to     Weighted-average       Number of securities
                                                be issued upon exercise    exercise price of      remaining available for
                                                of outstanding options    outstanding options      issuance under equity
                                                      and rights               and rights           compensation plans,
                                                                                                   excluding securities
                                                                                                  reflected in column (a)
Plan Category                                            (a)                     (b)                       (c)
-------------------------------------------------------------------------------------------------------------------------
Amended and Restated Independent Director
Stock Compensation Plan (approved by
shareholders) (2)                                              -                       _                     1,896,044

Equity compensation plans approved by
shareholders: (2004 Long-Term Incentive
Plan, 1994 Stock Option Plan and
Non-Employee Director Stock Option Plan) (3)           1,841,303                   $5.75                     1,839,611

Equity compensation plans not approved
by shareholders:
(1996 Stock Option Plan) (4)                             742,598                   $7.55                       119,322
                                                       ---------                   -----                     ---------

   Total                                               2,583,901                   $6.35                     3,854,977
                                                       =========                   =====                     =========


(1) All share amounts and exercise prices are adjusted to give retroactive effect to the 3 for 2 stock splits of our Common Stock effected in September and December of 2005.

(2) 1,896,044 shares of restricted stock remain eligible for grant, as initial, annual or elective awards pursuant to the terms of the Company's Amended and Restated Independent Director Stock Compensation Plan.

(3) The 1994 Plan has 1,048,900 options outstanding at an average of $4.90 a share. There are no remaining shares available for issue. The Non-Employee Director Plan has 53,514 options outstanding at an average of $0.44 a share. There are no remaining shares available for issue. The 2004 Long-Term Incentive Plan has 334,525 Restricted Stock Units issued, which were granted as other stock based awards under the Plan. In addition, the 2004 Long-Term Incentive Plan has 404,364 options outstanding at an average of $8.66 per share. There are 1,839,611 shares available for issuance. Under the 2004 Plan the Company may issue stock options, performance units, restricted shares, deferred stock, or other stock-based awards.

(4) Represents the aggregate number of shares of Common Stock issuable upon exercise of arrangements with option holders granted under our 1996 Stock Option Plan. These options are 5 to 10 years in duration, expire at various dates between October 17, 2006 and January 23, 2014, contain anti-dilution provisions providing for adjustments of the exercise price under certain circumstances and have termination provisions similar to options granted under shareholder approved plans. See Note 13 to the Consolidated Financial Statements included in the Company's Form 10-K for the year ended December 31, 2005 for a description of the 1996 Stock Option Plan. This plan will expire July 16, 2006 at which time there will be no remaining shares available for issue.

                              CERTAIN TRANSACTIONS

         We utilize the services of a third party for the purchase of corporate gifts, promotional items and standard personalized stationery. Mrs. Judy Laikin, the mother of Robert J. Laikin, our Chief Executive Officer, was the owner of this third party until June 1, 2000 and is currently an independent consultant to this third party. We purchased approximately $108,298 and $86,052 of services and products from this third party during 2005 and 2004, respectively. These purchases were subject to review and authorization by the audit committee; and we believe that these purchases were made on terms no less favorable to us than we could have obtained from an unrelated party.

         During the fiscal years ended December 31, 2005 and 2004, we paid to an insurance brokerage firm, for which the father of Robert J. Laikin acts as an independent insurance broker, $205,000 each year in service fees. In addition, we pay certain insurance premiums to the insurance brokerage firms, which premiums were forwarded to our respective insurance carriers. These purchases were subject to review and authorization by the audit committee; and we believe these services were purchased on terms no less favorable to us than we could have obtained from an unrelated party.

         We utilize the services of a third-party staffing agency for our temporary labor needs. This third-party staffing agency is owned in part by the brother-in-law of the Company's Chief Financial Officer, Anthony W. Boor. We paid approximately $6,595,081 and $2,356,008 to this staffing agency during 2005 and 2004. We made no payments to this staffing agency during 2003. These purchases were subject to review and authorization by the audit committee; and we believe such payments were made on terms no less favorable to us than we could have obtained from an unrelated party. During February 2006, this staffing agency was sold by its former owners to an unrelated third-party.

         Our Articles of Incorporation and By-Laws provide that we indemnify our officers and directors to the extent permitted by law. In connection therewith, we entered into indemnification agreements with our executive officers and directors. In accordance with the terms of these agreements we have reimbursed certain of our former executive officers and intend to reimburse our officers and directors for their legal fees and expenses incurred in connection with certain pending litigation and regulatory matters. We did not make any such reimbursement payments during 2005.

                                  PROPOSAL II -

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         The Company has engaged Ernst & Young LLP ("E&Y") as its independent registered public accounting firm since October 1994. In connection with the audit of the 2005 financial statements, the Company entered into an engagement agreement with E&Y that set forth the terms by which E&Y will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. E&Y reported on the financial statements of the Company for the fiscal year ended December 31, 2005 and the Audit Committee of the Board of Directors has appointed E&Y to audit and report on the financial statements of the Company for the year ending December 31, 2006. Although shareholder approval of the appointment of E&Y is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this appointment. Furthermore, although the appointment of E&Y is being submitted for shareholder ratification, the Audit Committee reserves the right, even after ratification by shareholders, to change the appointment of E&Y as auditors, at any time during the 2006 fiscal year, if it deems such change to be in the best interests of the Company. Representatives of E&Y will be present at the Annual Meeting.

         Audit Fees. The aggregate fees for professional services rendered by E&Y for the audit of the Company's annual financial statements for the years ended December 31, 2005 and 2004, the review of the financial statements included in the Company's Forms 10-Q for 2005 and 2004, audit of internal control over financial reporting and statutory audits of foreign subsidiaries totaled $1,733,288 and $1,510,603, respectively.

         Audit-Related Fees. The aggregate fees for assurance and related services by E&Y that are related to the performance of the audit or review of the Company's financial statements, for the years ended December 31, 2005 and 2004, and that are not disclosed in the paragraph captioned "Audit Fees" above, were $15,000 and $155,499, respectively. The services performed by E&Y in connection with these fees consisted of employee benefit plan audits and internal controls consultation.

         Tax Fees. The aggregate fees for professional services rendered by E&Y for tax compliance, for the years ended December 31, 2005 and 2004, were $262,307 and $287,223, respectively. The aggregate fees billed by E&Y for professional services rendered for tax advice and tax planning, for the years ended December 31, 2005 and 2004, were $70,604 and $127,343, respectively. The services performed by E&Y in connection with these advisory and planning fees consisted of the following: tax audits and consultation regarding various tax issues.

         All Other Fees. There were no fees for products and services by E&Y, other than the services described in the paragraphs captioned "Audit Fees," "Audit-Related Fees," and "Tax Fees" above for the years ended December 31, 2005 and 2004.

         The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by E&Y in 2005. The Audit Committee's pre-approval policy is as follows: Consistent with the Audit Committee's responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific approval by the Audit Committee will be submitted to the Chief Financial Officer and must include a detailed description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor. Request or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission's rules on auditor independence. The Audit Committee has designated the Vice President of Internal Audit to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this policy. The Vice President of Internal Audit will report to the Audit Committee on a periodic basis on the results of its monitoring. The Vice President of Internal Audit and management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of the Vice President of Internal Audit or any member of management. The

Audit Committee will also review the internal auditor's annual internal audit plan to determine that the plan provides for the monitoring of the independent auditor's services. Pursuant to these procedures the Audit Committee approved the foregoing audit and permissible non-audit services provided by E&Y in 2005.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Shareholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Shareholders for its fiscal year ending December 31, 2006 to be held in the year 2007 must submit the proposal in proper form to the Secretary of the Company at its address set forth on the first page of this Proxy Statement (or such other address as then constitutes its executive offices) not later than December 21, 2006 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Such proposals must be presented in a manner consistent with the Company's By-Laws and applicable laws. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company at 2601 Metropolis Parkway, Suite 210, Plainfield, Indiana 46168. Under the Company's Corporate Governance Principles Nominees for Directors should be sent to the Company's Lead Independent Director at: board.directors@brightpoint.com.

         If a shareholder submits a proposal after the December 21, 2006 deadline but still wishes to present the proposal at the Company's Annual Meeting of Shareholders (but not in the Company's proxy statement) for the fiscal year ending December 31, 2006, the proposal, which must be presented in a manner consistent with the Company's By-Laws and applicable law, must be submitted to the Secretary of the Company in proper form at the address set forth above no later than March 6, 2007.

         The Company did not receive notice of any proposed matter to be submitted by shareholders for a vote at this Annual Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by the Company's Board of Directors and received in respect of this Annual Meeting will be voted in the discretion of the Company's management on such other matter which may properly come before the Annual Meeting. Moreover, if the Company does not receive notice by March 6, 2007 of a proposed matter to be submitted by a shareholder for shareholders vote at the Annual Meeting of Shareholders for the fiscal year ending December 31, 2006, then, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by the Company's Board of Directors in respect of such Annual Meeting may be voted at the discretion of such persons on such matter if it shall properly come before such Annual Meeting.

         The qualities and skills sought in prospective members of the board are determined by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Committee in its discretion, (ii) relevant education or training, (iii) a commitment to business ethics and the "Brightpoint Values", (iv) tenure and breadth of experience in a significant leadership capacity, as well as qualities reflecting a proven record of accomplishment and ability to work with others,
(v) knowledgeable in the Company's industry, (vi) relevant experience and knowledge of corporate governance practices, and (vii) expertise in an area relevant to the Company. Any prospective director nominee must be "independent" under NASDAQ Marketplace Rules and the Company's Corporate Governance Principles. Such persons should not have commitments that would conflict with the time commitments of a Director of the Company. Such persons shall be of high repute and recognized integrity and not have been convicted in a criminal proceeding or be named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity. Such persons shall have other characteristics considered appropriate for membership on the Board of Directors, as determined by the Corporate Governance and Nominating Committee.

         The Corporate Governance and Nominating Committee has complete discretion in considering nominations to the Board. A shareholder who wishes to recommend a qualified candidate to the Company's Board of Directors may write to the Company's Secretary at the address set forth above, stating in detail the qualifications of the person they recommend. Pursuant to the Company's By-Laws, all nominations for the 2007 Annual Meeting must be submitted not less than 50 days nor more than 75 days prior to the Annual Meeting.

         With respect to the deadlines discussed above, if the date of the Annual Meeting to be held in 2007 is advanced by more than thirty days or delayed (other than as a result of adjournment) by more than thirty days from the anniversary of the Annual Meeting held in 2006, a shareholder must submit any such proposal to the Company no later than the close of business on the sixtieth day prior to the date of the 2007 Annual Meeting.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us with respect to our most recent fiscal year, we believe that, except for (i) the Forms 4 filed by each of our independent directors in connection with their Annual Awards of restricted stock, which were automatically awarded to such directors pursuant to our Amended and Restated Independent Stock Compensation Plan on January 1, 2005 and (ii) a Form 4 filed by Robert Wagner, one of our independent directors, with respect to his sale of 4,000 shares on November 18, 2005, all required reports were filed on a timely basis.

                                OTHER INFORMATION

         A copy of the Company's 2005 Annual Report to Shareholders is being furnished herewith to each stockholder of record as of the close of business on April 18, 2006. Copies of the Company's Annual Report on Form 10-K will be provided upon written request to the Company at 501 Airtech Parkway, Plainfield, Indiana 46168, Attention Investor Relations. The Form 10-K also is available on the Company's website at www.brightpoint.com.

         The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                             By order of the Board of Directors,




                                             Steven E. Fivel
                                             Executive Vice President,
                                             General Counsel and Secretary

April 19, 2006

                        ANNUAL MEETING OF SHAREHOLDERS OF

                                BRIGHTPOINT, INC.

                                  MAY 11, 2006


              ----------------------------------------------------
                            PROXY VOTING INSTRUCTIONS
              ----------------------------------------------------


MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                     - OR -

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.
                                     - OR -

INTERNET - Access "WWW.VOTEPROXY.COM" and follow the on-screen instructions. Have your control number available when you access the web page.


                                                COMPANY NUMBER     _____________
                                                ACCOUNT NUMBER     _____________
                                                CONTROL NUMBER     _____________



Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
--------------------------------------------------------------------------------

                                BRIGHTPOINT, INC.
                               501 AIRTECH PARKWAY
                            PLAINFIELD, INDIANA 46168

        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 11, 2006
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints STEVEN E. FIVEL and J. MARK HOWELL, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Brightpoint, Inc. (the "Company") on Thursday, May 11, 2006 at 9:00 a.m. local time, at the Company's offices located at 501 Airtech Parkway, Plainfield, Indiana 46168 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

                                    (Continued and to be signed on reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.  ELECTION OF CLASS III DIRECTORS:

[ ] FOR ALL NOMINEES                       NOMINEES:

                                           ( )  Marisa E. Pratt
                                           ( )  Jerre L. Stead
                                           ( )  Kari-Pekka Wilska

[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES.

[ ] FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ( )

2.  PROPOSAL TO RATIFY THE            [ ]              [ ]                [ ]
    APPOINTMENT OF ERNST & YOUNG      FOR            AGAINST           ABSTAIN
    LLP AS THE COMPANY'S
    INDEPENDENT REGISTERED PUBLIC
    ACCOUNTING FIRM FOR THE FISCAL
    YEAR ENDING DECEMBER 31, 2006

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND PROPOSALS LISTED ABOVE.

                                                                             [ ]




To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder                             Date
                         -----------------------         -----------------------

Signature of Shareholder                             Date
                         -----------------------         -----------------------


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.